UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
___________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 27, 2026
___________________
TRULIEVE CANNABIS CORP.
(Exact Name of Registrant as specified in its charter)
___________________

British Columbia	000-56248	84-2231905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3494 Martin Hurst Road
Tallahassee, FL 32312
(Address of principal executive offices and zip code)

(850) 298-8866
(Registrant’s telephone number, including area code)
Not Applicable
(Registrant’s name or former address, if change since last report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Joy Malivuk as Chief Accounting Officer

On February 27, 2026, Trulieve Cannabis Corp. (the “Company”) provided Joy Malivuk notice of its decision to implement a leadership transition in the Chief Accounting Officer role and to terminate her employment, without cause, pursuant to the terms of her employment agreement. Ms. Malivuk’s employment with the Company will conclude on May 28, 2026 (the “Effective Date”), reflecting the 90-day notice period required under her employment agreement. Ms. Malivuk will remain employed by the Company through the Effective Date, during which period she will continue to receive her regular base salary and benefits.

Following the Effective Date, Ms. Malivuk will receive her accrued but unpaid base salary and any earned but unpaid annual bonus for the prior fiscal year. In addition, subject to (i) Ms. Malivuk's timely execution and delivery of a general release of claims (the "Release," as such term is defined in Ms. Malivuk's employment agreement), (ii) Ms. Malivuk not revoking the Release within any applicable statutory revocation period, and (iii) Ms. Malivuk's compliance with her post-termination obligations under the employment agreement, Ms. Malivuk will be entitled to receive: (a) severance in the amount and payable over the period set forth in the employment agreement, (b) COBRA premium subsidies for the period set forth in the employment agreement, and (c) immediate vesting of all unvested equity awards; provided that any equity award that is still subject to performance-based vesting at the time of termination will only vest when and to the extent the Compensation and Human Resources Committee of the Company certifies that the performance goals are actually met.

The foregoing description of Ms. Malivuk's employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which was filed on May 10, 2023 as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

Appointment of Brett Walsh as Chief Accounting Officer

On February 27, 2026, the Company appointed Brett Walsh as the Company’s Chief Accounting Officer and principal accounting officer, effective as of February 28, 2026. Mr. Walsh will report directly to the Company's Chief Financial Officer. Mr. Walsh has been with the Company since May 2021, most recently serving as the Company’s Executive Corporate Controller. Mr. Walsh previously served as the Company’s Executive Director of Financial Reporting and Technical Accounting prior to his appointment as Executive Corporate Controller. Prior to joining the Company, Mr. Walsh held corporate finance and accounting leadership positions at Welbilt, Inc. and TD SYNNEX Corporation (formerly known as Tech Data Corporation). Mr. Walsh began his career in public accounting at Ernst & Young, where he served clients in a variety of industries. Mr. Walsh holds a Bachelor of Science in Accounting and a Master of Science in Accountancy from Western Michigan University and is a Certified Public Accountant.

In connection with Mr. Walsh's appointment as Chief Accounting Officer, Mr. Walsh entered into an employment agreement with the Company, effective as of March 5, 2026 (the “Walsh Employment Agreement”), pursuant to which he will receive an annual base salary of $245,000 per year that is paid in accordance with the Company’s regular payroll practices, subject to all customary withholding and deductions, and will also be eligible for an annual bonus targeted at 20% of his base salary for fiscal year 2025, and targeted at 35% of his base salary beginning in fiscal year 2026. Mr. Walsh will also be eligible for annual equity award grants in a manner consistent with the

Company’s practices for senior management and will also be entitled to participate in the Company’s employee benefits programs available to its employees generally. In addition, Mr. Walsh will be entitled to participate in other benefits that are available to our executive officers on the same basis as all our employees generally, including group health (medical, dental, and vision) insurance, group short- and long-term disability insurances, and group life insurance. Such compensation and benefit plans and arrangements are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2025. The Walsh Employment Agreement also includes standard confidentiality, non-competition, non-solicitation, non-disparagement and intellectual property assignment provisions.

Mr. Walsh will be eligible to receive certain severance benefits in connection with a termination of his employment by the Company without Cause or by Mr. Walsh for Good Reason (each as defined in the Walsh Employment Agreement), in each case, subject to execution of a general release of claims. If such termination occurs, Mr. Walsh will be entitled to receive the sum of (a) one-half (1/2) times the sum of his base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (b) a prorated annual bonus for the current fiscal year, which shall be payable in equal installments over a six (6) month period in accordance with the Company’s regular payroll practices and subject to all customary withholding and deductions (“CAO Severance”). In addition, the Company will pay COBRA premiums for Mr. Walsh (and his dependents) until the earlier of (i) the six (6) month anniversary of his termination date, and (ii) the date on which he either receives or becomes eligible to receive substantially similar coverage from another employer. In addition, all of Mr. Walsh’s unvested equity awards shall immediately vest; provided that any equity award that is still subject to performance-based vesting at the time of such termination will only vest when and to the extent the Compensation Committee certifies that the performance goals have been met.

If the Company terminates Mr. Walsh’s employment without Cause or he terminates his employment for Good Reason within twenty-four (24) months following a Change of Control (as defined in the Walsh Employment Agreement), then Mr. Walsh shall receive the same CAO Severance described above, except that (i) the CAO Severance shall be equal to the sum of (x) one (1) times the sum of the base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (y) a prorated annual bonus for the current fiscal year, and such severance shall be payable as a lump sum (rather than installments) on the Company’s first regular payroll date following the delivery of the general release of claims and conclusion of the revocation period and (ii) the COBRA continuation coverage shall be for a period of twelve (12) months.

Except as set forth in the Walsh Employment Agreement, (a) there are no arrangements or understandings between Mr. Walsh and any other persons pursuant to which Mr. Walsh was appointed, (b) there are no family relationships among any of the Company’s directors or executive officers and Mr. Walsh, and (c) Mr. Walsh has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(b) of Regulation S-K.

The foregoing description of the Walsh Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Walsh Employment Agreement, which is filed as an Exhibit 10.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated March 5, 2026 by and between Trulieve Cannabis Corp. and Brett Walsh

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trulieve Cannabis Corp.

By:	/s/ Eric Powers
Name:	Eric Powers
Title:	Chief Legal Officer
Date: March 5, 2026